UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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KALVISTA PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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KALVISTA PHARMACEUTICALS, INC.

55 Cambridge Parkway

Suite 901E

Cambridge, MA 02142

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 1, 2020

To the Stockholders of KalVista Pharmaceuticals, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of KalVista Pharmaceuticals, Inc., a Delaware corporation (the “Company”), will be held on October 1, 2020, at 9:30 a.m. local time, at the office of the Company located at 55 Cambridge Parkway, Suite 901E, Cambridge, Massachusetts 02142. We are sensitive to the public health and travel concerns our stockholders may have and recommendations that public health officials may issue in light of the evolving coronavirus (“COVID-19”) situation. As a result of COVID-19, we may impose additional procedures or limitations on meeting attendees (beyond those described herein) or may decide to hold the Annual Meeting in a different location or solely by means of remote communication (i.e., via a virtual-only Annual Meeting). We plan to announce any such updates through a press release and on our proxy website at www.kalvista.com, and we encourage you to check this website prior to the Annual Meeting if you plan to attend. We intend to hold the 2021 Annual Meeting of Stockholders in person next year.

This Annual Meeting will be held for the following purposes:

1.

To elect two Class II directors to hold office until the earliest of the 2023 annual meeting of stockholders and such individual’s death, resignation or removal and the election and qualification of his successor;

2.

To ratify the selection, by the Audit Committee of the Company’s Board of Directors, of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending April 30, 2021;

3.	To approve, on a non-binding advisory basis, the compensation paid by us to our named executive officers as disclosed in this proxy statement;
4.	To select, on a non-binding advisory basis, whether future advisory votes on the compensation paid by us to our named executive officers should be held every one, two, or three years; and
5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders. Only stockholders who owned common stock of the Company at the close of business on August 17, 2020 (the “Record Date”) can vote at this meeting or any adjournments that take place.

The Board of Directors of the Company recommends that you vote FOR ALL NOMINEES in the election of the director nominees named in Proposal No. 1 of the Proxy Statement; FOR the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm, as described in Proposal No. 2 of the Proxy Statement; FOR the approval, on a non-binding advisory basis, of the compensation of our named executive officers, as described in Proposal No. 3 of the Proxy Statement; and to hold future non-binding advisory votes on the compensation of our named executive officers every ONE YEAR as disclosed in Proposal No. 4 of the Proxy Statement.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON OR VIRTUALLY, WE ENCOURAGE YOU TO READ THE ACCOMPANYING PROXY STATEMENT AND OUR 2020 ANNUAL REPORT ON FORM 10-K, AND SUBMIT YOUR PROXY AS SOON AS POSSIBLE USING ONE OF THE CONVENIENT VOTING METHODS DESCRIBED IN THE “INFORMATION ABOUT THE PROXY PROCESS AND VOTING” IN THE PROXY STATEMENT. IF YOU RECEIVE MORE THAN ONE SET OF PROXY MATERIALS

BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE SIGNED AND SUBMITTED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

By Order of the Board of Directors

/s/ T. Andrew Crockett
T. Andrew Crockett Chief Executive Officer

Cambridge, Massachusetts

August 25, 2020

KALVISTA PHARMACEUTICALS, INC.

55 Cambridge Parkway

Suite 901E

Cambridge, MA 02142

PROXY STATEMENT

FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

October 1, 2020

We have sent you this Proxy Statement and the enclosed Proxy Card because the Board of Directors (the “Board”) of KalVista Pharmaceuticals, Inc. (referred to herein as the “Company”, “KalVista”, “we”, “us” or “our”) is soliciting your proxy to vote at our 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on October 1, 2020, at 9:30 a.m. local time, at the office of the Company located at 55 Cambridge Parkway, Suite 901E, Cambridge, Massachusetts 02142. However, we are sensitive to the public health and travel concerns our stockholders may have and recommendations that public health officials may issue in light of the evolving coronavirus (“COVID-19”) situation. As a result of COVID-19, we may impose additional procedures or limitations on meeting attendees (beyond those described herein) or may decide to hold the Annual Meeting in a different location or solely by means of remote communication (i.e., via a virtual-only Annual Meeting). We plan to announce any such updates through a press release and on our proxy website at www.kalvista.com, and we encourage you to check this website prior to the Annual Meeting if you plan to attend. We intend to hold the 2021 Annual Meeting of Stockholders in person.

•	This Proxy Statement summarizes information about the proposals to be considered at the Annual Meeting and other information you may find useful in determining how to vote.
•	The Proxy Card is a means by which you may vote your shares or authorize another person to vote your shares in accordance with your instructions.

In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. We may retain outside consultants to solicit proxies on our behalf as well. All costs of solicitation of proxies will be borne by us. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

We will begin mailing printed copies of our Annual Meeting materials, which include this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended April 30, 2020 (the “Form 10-K”) to our stockholders of record as of August 17, 2020 (the “Record Date”) for the first time on or about August 25, 2020. In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of our proxy materials and the Form 10-K so that our record holders can supply these materials to the beneficial owners of shares of our common stock as of the Record Date. The Form 10-K is also available in the “SEC Filings” section of our website at http://ir.kalvista.com.

The only outstanding voting securities of KalVista are shares of common stock, $0.001 par value per share (the “common stock”), of which there were 17,902,893 shares outstanding as of the Record Date (excluding any treasury shares). The holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote, present in person or represented by proxy, are required to hold the Annual Meeting.

INFORMATION ABOUT THE PROXY PROCESS AND VOTING

Why am I receiving these materials?

We have delivered this Proxy Statement and Proxy Card to you, because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the Proxy Card, or follow the instructions below to submit your proxy over the telephone or on the internet.

This Proxy Statement, the Notice of Annual Meeting and accompanying Proxy Card were first mailed on or about August 25, 2020 to all stockholders of record as of the Record Date.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date, August 17, 2020, will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 17,902,893 shares of common stock issued and outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares were registered directly in your name with the transfer agent for our common stock, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the Proxy Card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid Proxy Card from your broker or other agent.

What am I being asked to vote on?

You are being asked to vote on four (4) proposals:

•

Proposal No. 1: the election of two Class II directors to hold office until the earliest of our 2023 annual meeting of stockholders and such individual’s death, resignation or removal and the election and qualification of his successor (“Proposal No. 1”);

•

Proposal No. 2: the ratification of the selection, by the audit committee of our Board (the “audit committee”), of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending April 30, 2021 (“Proposal No. 2”);

•	Proposal No. 3: the approval, on a non-binding advisory basis, of the compensation paid by us to our named executive officers (“Proposal No. 3”); and

•	Proposal No. 4: the selection, on a non-binding advisory basis, of the frequency of future non-binding advisory votes on the compensation paid by us to our named executive officers (“Proposal No. 4”).

In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.

How do I vote?

•	For Proposal No. 1, you may either vote “FOR ALL NOMINEES”, “WITHHOLD AUTHORITY FOR ALL NOMINEES” or vote “FOR ALL EXCEPT” any nominee you specify.

•	For Proposal No. 2, you may either vote “FOR” or “AGAINST” the proposal or “ABSTAIN” from voting.

•	For Proposal No. 3, you may either vote “FOR” or “AGAINST” the proposal or “ABSTAIN” from voting.

•	For Proposal No. 4, you may either vote for every “ONE YEAR,” “TWO YEARS,” or “THREE YEARS” or “ABSTAIN” from voting.

Please note that by casting your vote by proxy you are authorizing the individuals listed on the Proxy Card to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Annual Meeting or any adjournments or postponements thereof.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting. Alternatively, you may vote by proxy by using the accompanying Proxy Card, over the internet or by telephone. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend the Annual Meeting and vote in person. In such case, your previously submitted proxy will be disregarded.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•

To vote by mail using the Proxy Card, simply complete, sign and date the accompanying Proxy Card and return it promptly before the Annual Meeting in the envelope provided. If you return your signed Proxy Card to us before the Annual Meeting, we will vote your shares in accordance with the Proxy Card.

•	To vote by proxy over the internet, follow the instructions provided on the accompanying Proxy Card.

•	To vote by telephone, you may vote by proxy by calling the toll free number provided on the accompanying Proxy Card.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction card to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

Who counts the votes?

American Stock Transfer & Trust Company, LLC (“AST”), has been engaged as our independent agent to tabulate stockholder votes, and a representative of AST will be appointed to act as Inspector of Elections. If you are a stockholder of record, your executed Proxy Card is returned directly to AST for tabulation. As noted above, if you hold your shares through a broker, your broker returns one Proxy Card to AST on behalf of all its clients.

How are votes counted?

Votes will be counted by the Inspector of Elections appointed for the Annual Meeting, who will separately count “For” and, with respect to Proposal No. 2 and Proposal No. 3, “Against” votes and abstentions. The Inspector of Elections will count every “One Year,” “Two Years,” or “Three Years” with respect to Proposal No. 4, as well as abstentions. In addition, with respect to Proposal No. 1, the election of directors, the Inspector of Elections will count the number of “Withheld” votes received for each of the nominees. If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. At our Annual Meeting, only Proposal No. 2 is considered a routine matter, and the other proposals presented at the Annual Meeting are considered non-routine matters. Since brokers have discretionary authority to vote on routine proposals, there are no broker non-votes for Proposal No. 2, though there may be broker non-votes for all other proposals. If a broker chooses not to vote shares for or against Proposal No. 2, it would have the same effect as an abstention. See below for more information regarding: “What are “broker non-votes”?” and “Which ballot measures are considered “routine” or “non-routine”?”

What are “broker non-votes”?

With respect to your shares that are registered directly in your name with our transfer agent, AST, you are considered the “stockholder of record” and the Proxy Statement has been sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to a third party, or to vote in person at the 2020 Annual Meeting.

With respect to your shares that are held by a brokerage account or by another nominee, you are considered the “beneficial owner” of shares held in “street name” and the Proxy Statement is being forwarded to you together with voting instructions on behalf of your broker, trustee or nominee. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote, and you are also invited to attend the 2020 Annual Meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the 2020 Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the 2020 Annual Meeting. If you hold your shares through a broker and do not provide your broker with specific voting instructions, under the rules that govern brokers in such circumstances, your broker will have the discretion to vote such shares on routine matters but not on non-routine matters.

Even though we are listed on The Nasdaq Stock Market LLC (“Nasdaq”), the rules of the New York Stock Exchange (the “NYSE”) govern how a broker licensed by the NYSE can vote shares it holds on behalf of stockholders of Nasdaq-listed companies. As a result:

•

Your broker will not have the authority to exercise discretion to vote your shares with respect to Proposal No. 1 (the election of directors), Proposal No. 3 (the advisory vote on named executive officer compensation) or Proposal No. 4 (the advisory vote on the frequency of future non-binding advisory votes on named executive officer compensation).

•

Your broker will have the authority to exercise discretion to vote your shares with respect to Proposal No. 2 (the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending April 30, 2021), because that matter is treated as routine under NYSE rules.

Because the proposals to be acted upon at the 2020 Annual Meeting include both routine and non-routine matters, if you do not give voting instructions to your broker, trustee or nominee, your broker, trustee or nominee may either (i) vote your shares on routine matters or (ii) leave your shares unvoted.

A broker “non-vote” occurs when your broker, trustee or nominee does not vote on a particular proposal because the broker, trustee or nominee does not have discretionary voting power with respect to that item and has not received voting instructions from you as the beneficial owner.

Which ballot measures are considered “routine” or “non-routine?”

At our Annual Meeting, only the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending April 30, 2021 (Proposal No. 2) is considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 2. The other proposals presented at the Annual Meeting (Proposals No. 1, 3, and 4) are considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposals No. 1, 3 and 4.

How many votes are needed to approve each of the proposals?

For Proposal No. 1, each director will be elected by a plurality of the votes cast at the meeting. This means that the two individuals nominated for election to the Board at the meeting receiving the highest number of “For” votes will be elected. You may either vote “For” both of the nominees or “Withhold” your vote with respect to one or both of the nominees. You may not cumulate votes in the election of directors. “Withhold” votes will have no effect on the election of the nominees. Approval for each of the ratification of the appointment of our independent registered public accounting firm for the year ending April 30, 2021 (Proposal No. 2) and, on a non-binding advisory basis, the compensation of our named executive officers (Proposal No. 3), will be obtained if the number of votes cast “For” the proposal exceeds the number of votes cast “Against” the proposal. The non-binding advisory vote on the frequency of future non-binding advisory votes on the compensation of our named executive officers (Proposal No. 4) will provide stockholders with the opportunity to choose among four options: every “One Year,” “Two Years,” “Three Years,” or “Abstain.” The frequency receiving the greatest number of votes cast by stockholders will be deemed to be the preferred frequency option of our stockholders. Abstentions and broker non-votes, as applicable, are counted for purposes of determining whether a quorum is present, but will not have any effect on the approval of any proposals.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date. We do not have cumulative voting rights for the election of directors.

What if I return a Proxy Card but do not make specific choices?

If you are a stockholder of record and you return a signed proxy card but do not indicate how you wish to vote, we will vote your shares in the manner recommended by our Board on all matters presented in this Proxy Statement and as we may determine in our discretion with respect to any other matters properly presented for a vote at the Annual Meeting. If you do not return the proxy card, your shares will not be voted and will not be deemed present for the purpose of determining whether a quorum exists.

Board of Directors’ Voting Recommendations

Our Board recommends that you vote “FOR” the Class II director nominees named in this Proxy Statement (Proposal No. 1), “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2021 (Proposal No. 2), “FOR” the approval, on a non-binding advisory basis, of the compensation of our Named Executive Officers, as disclosed in this Proxy Statement (Proposal No. 3), and to hold future non-binding advisory votes on the compensation of our Named Executive Officers every “ONE YEAR” (Proposal No. 4). None of our directors or executive officers has any substantial interest in any matter to be acted upon, other than Proposal No. 3 and elections to office with respect to the director so nominated in Proposal No. 1.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of materials?

If you receive more than one set of materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must either sign and return all of the Proxy Cards or follow the instructions for any alternative voting procedure on each of the Proxy Cards.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy at a later date.
•	You may send a written notice that you are revoking your proxy to our Corporate Secretary at 55 Cambridge Parkway, Suite 901E, Cambridge, Massachusetts 02142.
•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by April 26, 2021, to our Corporate Secretary at 55 Cambridge Parkway, Suite 901E, Cambridge, Massachusetts 02142; provided that if the date of the annual meeting is more than 30 days from October 1, 2021, the deadline is a reasonable time before we begin to print and send our proxy materials for next year’s annual meeting. Pursuant to our bylaws, in order for a stockholder to present a proposal for next year’s annual meeting, other than proposals to be included in the proxy statement as described above, or to nominate a director, you must do so between close of business on June 3, 2021 and close of business on July 3, 2021; provided that if the date of that annual meeting is more than 30 days before or after October 1, 2021, you must give notice on or before 10 days after the day on which the date of the annual meeting is first disclosed in a public announcement. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid stockholder meeting. A quorum will be present if the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote are present in person or represented by proxy at the Annual Meeting. On the Record Date, there were 17,902,893 shares outstanding and entitled to vote. Accordingly, 8,951,447 shares must be represented by stockholders present or represented by proxy at the Annual Meeting in order to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy or vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the Chairman of the Annual Meeting may adjourn the Annual Meeting to another time or place.

How can I find out the results of the voting at the Annual Meeting?

Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board is divided into three classes. Each class has a staggered, three-year term. Unless the Board determines that vacancies shall be filled by the stockholders, and except as otherwise provided by law, vacancies (including vacancies created by increases in the number of directors) on the Board may be filled only by the affirmative vote of a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.

The Board currently consists of seven directors, divided into the three following classes:

•	Class I directors: T. Andrew Crockett and Brian J. G. Pereira, M.D., whose current terms will expire at the annual meeting of stockholders to be held in 2022;
•	Class II directors: Daniel B. Soland and Edward W. Unkart, whose current terms will expire at the Annual Meeting; and
•	Class III directors: Albert Cha, M.D., Ph.D., Martin Edwards, M.D. and Arnold L. Oronsky, Ph.D., whose current terms will expire at the annual meeting to be held in 2021.

At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third subsequent annual meeting of stockholders and until their successors are duly elected and qualified, or until their death, resignation or removal.

Mr. Soland and Mr. Unkart have been nominated to serve as Class II directors and have each consented to stand for reelection. Each director to be elected will hold office from the date of their election by the stockholders until the third subsequent annual meeting of stockholders or until his successor is elected and has been qualified, or until such director’s earlier death, resignation or removal.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named above. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. Directors are elected by a plurality of the votes cast at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR THE ELECTION OF DANIEL B. SOLAND AND EDWARD W. UNKART AS CLASS II DIRECTORS

The following table sets forth, for the Class II director nominees (who are currently standing for re-election) and for our other current directors who will continue in office after the Annual Meeting, information with respect to their ages and position/office held within the Company as of August 17, 2020:

Name	Age	Position/Office Held With the Company	Director Since
Class I Directors whose terms expire at the 2022 Annual Meeting of Stockholders
T. Andrew Crockett	45	Chief Executive Officer, Director	2016
Brian J. G. Pereira, M.D.(1)	61	Director	2019
Class II Director Nominees
Daniel B. Soland	62	Director	2019
Edward W. Unkart(1)	70	Director	2014
Class III Directors whose terms expire at the 2021 Annual Meeting of Stockholders
Albert Cha, M.D., Ph.D.(2)	48	Director	2007
Arnold L. Oronsky, Ph.D.(1)(3)	80	Director	2016
Martin Edwards, M.D.(2)(3)	64	Director and Chairman	2019
(1)	Member of the audit committee.
(2)	Member of the compensation committee of the Board (the “compensation committee”).
(3)	Member of the nominating and corporate governance committee of the Board (the “nominating and corporate governance committee”).

Set forth below is biographical information for the nominees and each person whose term of office as a director will continue after the Annual Meeting. The following includes certain information regarding our directors’ individual experience, qualifications, attributes and skills that led the Board to conclude that they should serve as directors.

Nominees for Election to a Three-Year Term Expiring at the 2023 Annual Meeting of Stockholders

Daniel B. Soland has served as a member of our Board since April 2019. Mr. Soland most recently served as the Chief Executive Officer of uniQure N.V. from December 2015 through October 2016 and as the Senior Vice President and Chief Operating Officer of ViroPharma Inc. from November 2006 through February 2014. Mr. Soland has been serving on the boards of directors of Acadia Pharmaceuticals Inc since March 2015 and DBV Pharmaceuticals S.A. since May 2015. Mr. Soland previously served as President of Chiron Vaccines from January 2005 through June 2006, and helped engineer a turnaround that contributed to the acquisition of Chiron by Novartis. Prior to then, he served as President and Chief Executive Officer of Epigenesis Pharmaceuticals and as Vice President and Director, Worldwide Marketing Operations at GlaxoSmithKline Biologicals. Earlier in his career, he held positions of increasing responsibility in sales and product management at Pasteur-Merieux’s Connaught Laboratories. Mr. Soland holds a B.S. in Pharmacy from the University of Iowa. We believe Mr. Soland is qualified to serve on our Board because of his extensive executive and management experience in the pharmaceutical industry worldwide, notably at various senior commercial operations positions.

Edward W. Unkart has served as a member of our Board since December 2014. From August 2006 to August 2009, Mr. Unkart served as a member of the board of directors of XTENT, a publicly traded manufacturer of drug-eluting stent systems, where he was the chair of the company’s audit committee and a member of the nominating and governance committee. From October 2004 to June 2009, Mr. Unkart served as a member of the board of directors of VNUS Medical Technologies, a publicly traded medical device company, where he was the Chair of the company’s audit committee and a member of the compensation committee. From January 2005 to December 2008, Mr. Unkart served as Vice President of Finance and Administration and Chief Financial Officer of SurgRx, a manufacturer of medical devices. Mr. Unkart is a Certified Public Accountant and holds a B.S. and an M.B.A. from Stanford University. We believe Mr. Unkart is qualified to serve on our Board because of his finance and accounting expertise and education and his experience gained through his board and officer positions at other life sciences companies.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR THE ELECTION OF EACH OF THE ABOVE NAMED NOMINEES

Directors Continuing in Office Until the 2021 Annual Meeting of Stockholders

Albert Cha, M.D., Ph.D., has served as a member of our Board since the consummation of the Carbylan Therapeutics, Inc. transaction in 2016. Dr. Cha served as a member of the Carbylan board of directors starting in November 2007. In September 2000, Dr. Cha joined Vivo Capital, a healthcare investment firm, where he has served in various positions. Dr. Cha currently serves as a member of the boards of directors of Ascendis Pharma A/S and several privately-held biotechnology and medical device companies. During the past five years, he also served as a member of the boards of directors of Biohaven Pharmaceutical Holding Company Ltd., Aclaris Therapeutics, Inc., Sierra Oncology, Inc. (formerly ProNAi Therapeutics, Inc.) and AirXpanders, Inc. Dr. Cha received a B.S. and an M.S. from Stanford University and an M.D. and a Ph.D. from the University of California at Los Angeles. We believe Dr. Cha is qualified to serve on our Board because of his medical background, venture capital experience and significant experience serving as a director of other life sciences companies.

Arnold L. Oronsky, Ph.D., has served as a member of our Board since November 2016. Dr. Oronsky has been a full-time member of InterWest’s healthcare team since 1994, where he currently serves as a Senior Partner. In addition to being a Senior Partner at InterWest, Dr. Oronsky also serves as a Senior Lecturer in the Department of Medicine at Johns Hopkins Medical School. He is a member of the board of directors of Dynavax Technologies and a number of private pharmaceutical companies. Dr. Oronsky was formerly Vice President for Discovery Research for the Lederle Laboratories division of American Cyanamid Company where he directed all of the research for new drugs and supervised approximately three hundred employees. Dr. Oronsky holds a Ph.D. in Immunology from Columbia University and has published over 125 scientific articles. We believe Dr. Oronsky is qualified to serve on our Board because of his lengthy experience in the biotech industry as an investor and public company Board member.

Martin Edwards, M.D., has served as a member of our Board since June 2019. Dr. Edwards is a Senior Partner (part time) at Novo Ventures, the venture capital arm of Novo A/S. Since 2003, Dr. Edwards has held various positions at Novo Holdings A/S, a life sciences investor. Earlier in his career, he was Corporate VP and Global Head of Drug Development for Novo Nordisk A/S, where he led pre-clinical and clinical drug development. Previously, Dr. Edwards was Chief Executive Officer of ReNeuron Ltd. and Chief Medical Officer/Vice President at Zymogenetics. He is currently the Chairman and a director of Vantia Ltd. and on the board of directors of Verona Pharma, Reata Pharmaceuticals Inc. and Inozyme Pharma Inc. Dr. Edwards was trained in physiology and medicine at the University of Manchester, where he obtained his M.D. He was elected a Member of the Royal College of Physicians, a Member with distinction of the Royal College of General Practitioners, a Fellow of the Faculty of Pharmaceutical Medicine and holds a MBA from the University of Warwick. In 2009, Dr. Edwards was made Adjunct Professor at CBS SIMI in Copenhagen. We believe Dr. Edwards is qualified to serve on our Board because of his extensive experience and knowledge in the biotechnology industry.

Directors Continuing in Office Until the 2022 Annual Meeting of Stockholders

T. Andrew Crockett, M.B.A., has served as a member of our Board and as our Chief Executive Officer since November 2016 and as a director and Chief Executive Officer of our wholly owned subsidiary, KalVista Pharmaceuticals Limited, since inception in 2011. From 2010 until November 2015, Mr. Crockett was the Chief Executive Officer and member of the board of directors of Vantia Ltd., where he served as Vice President of Business Development prior to his promotion. He continues to sit on the board of directors. Mr. Crockett has also held various senior management positions including Vice President of Business Development and Director of Clinical and Regulatory Affairs in biotech and specialty pharmaceutical companies in the United States and United Kingdom. Mr. Crockett received a B.A. from the University of Utah and M.B.A. from The Wharton School, University of Pennsylvania, with a major in finance. We believe Mr. Crockett is qualified to serve on our Board because of his founding role with the Company and his broad experience in the biotech industry.

Brian J. G. Pereira, M.D. has served as a member of our Board since February 2019. Dr. Pereira is a veteran biopharmaceutical and healthcare leader with experience in financing and growing companies. He has been President & CEO of Visterra, Inc. since 2013 and continues to serve in this role after the acquisition by Otsuka in August 2018. He previously served as President & CEO of AMAG Pharmaceuticals where he raised four financing rounds at increasing valuations and built the clinical development, manufacturing, supply-chain and commercial infrastructure for Feraheme. Prior to AMAG Pharmaceuticals, he held senior roles at Tufts Medical Center, including President and CEO of a Tufts Medical Center Physician Organization and interim COO. Brian is Executive Chairman of the Board of Directors of Abeona Inc., and Chairman of the Board of Directors of Africa Healthcare Network. He serves on the Board of Cullinan Pearl Corp and Visterra, Inc, and has previously served on the Board of several private and public companies. He serves on the Board of Directors of the America India Foundation and Board of Advisors of Life Sciences Cares. He was the Chairman of the Board of the Harvard-MIT Biomedical Enterprise Program and President and Board member of the National Kidney Foundation. Brian is an Adjunct Professor of Medicine at Tufts University School of Medicine and has authored over 200 published scientific articles. He received his medical degree (MBBS) from St. John’s Medical College, MD (Medicine) and DM (Nephrology) from the Post Graduate Institute and MBA from Kellogg School of Management at Northwestern University. We believe that Dr. Pereira is qualified to serve on our Board because of his extensive experience in and knowledge of our industry.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has appointed Deloitte & Touche LLP, independent registered public accounting firm, to audit our financial statements for the fiscal year ending April 30, 2021. Deloitte & Touche LLP audited our financial statements for the fiscal year ended April 30, 2020. The Board recommends that our stockholders ratify this appointment. In the event our stockholders do not ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ended April 30, 2021, the audit committee will reconsider its appointment. We expect that a representative of Deloitte & Touche LLP will be present at the Annual Meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

In deciding to appoint Deloitte & Touche LLP, the audit committee reviewed auditor independence issues and existing relationships with Deloitte & Touche LLP and concluded that Deloitte & Touche LLP has no relationship with us that would impair its independence for the fiscal year ending April 30, 2021.

Principal Accountant Fees and Services

The following table provides information regarding the aggregate fees for services provided by Deloitte & Touche LLP for the fiscal years ended April 30, 2020 and 2019.

Fees Billed to KalVista	Fiscal Year 2020	Fiscal Year 2019
Audit fees (1)	$414,902	$377,660
Audit-related fees (2)	10,000	161,289
Tax fees	-	-
All other fees (3)	1,895	-

Total fees	$426,797	$538,949

 (1)   “Audit fees” include fees for professional services rendered for the audits of our financial statements, review of our quarterly financial statements, and services normally provided by the independent registered accounting firm in connection with statutory and regulatory filings.

(2) “Audit-related fees” include fees for services relating to our S-8 filing.
(3) “All other fees” include fees relating to accounting research tools.

Pre-Approval Policies and Procedures

Our audit committee generally pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. Our audit committee may also pre-approve particular services on a case-by-case basis. All of the services relating to the fees described in the table above were approved by our audit committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING APRIL 30, 2021

PROPOSAL NO. 3

NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the rules of the SEC, we are providing stockholders with an opportunity to make a non-binding, advisory vote on the compensation of our named executive officers. This non-binding advisory vote is commonly referred to as a “say on pay” vote. The non-binding advisory vote on the compensation of our named executive officers, as disclosed in this Proxy Statement, will be determined by the vote of a majority of the voting power of the shares present at the Annual Meeting or represented by proxy at the Annual Meeting and affirmatively voting “FOR” or “AGAINST” on the matter.

Stockholders are urged to read the “Executive Compensation” section of this Proxy Statement, which discusses how our executive compensation policies and procedures implement our compensation philosophy and contains tabular information and narrative discussion about the compensation of our named executive officers. Our compensation committee and Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our goals. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting.

“RESOLVED, that our stockholders approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed in the Proxy Statement pursuant to the applicable compensation disclosure rules of the SEC, including, the compensation tables and narrative discussion and the other related disclosures.”

As an advisory vote, this proposal is not binding. However, our Board and compensation committee, which is responsible for designing and administering our executive compensation program, value the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

PROPOSAL NO. 4

NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF FUTURE NON-BINDING ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the rules of the SEC, we are providing our stockholders with an opportunity to make a non-binding, advisory vote on the frequency of future non-binding advisory votes on the compensation of our named executive officers. This non-binding advisory vote must be submitted to stockholders at least once every six years.

You have four choices for voting on this proposal. You can choose whether future non-binding advisory votes on the compensation of our named executive officers should be conducted every “ONE YEAR,” “TWO YEARS,” or “THREE YEARS.” You may also “ABSTAIN” from voting. The frequency that receives the greatest number of votes cast by stockholders on this matter at the meeting will be deemed to be the preferred frequency option of our stockholders.

After careful consideration, our Board recommends that future non-binding advisory votes on the compensation of our named executive officers be held every year. Stockholders are not voting to approve or disapprove the Board’s recommendation. Instead, stockholders may indicate their preference regarding the frequency of future non-binding advisory votes on the compensation of our named executive officers by selecting one year, two years or three years. Stockholders that do not have a preference regarding the frequency of future advisory votes may abstain from voting on the proposal.

As an advisory vote, this proposal is not binding. However, our Board and compensation committee value the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future decisions regarding the frequency of holding future non-binding advisory votes on the compensation of our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS TO HOLD FUTURE NON-BINDING VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS EVERY “ONE YEAR”

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission (the “SEC”), and is not to be incorporated by reference into any filing of KalVista under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The primary purpose of the audit committee is to oversee our financial reporting processes on behalf of our Board. The audit committee’s functions are more fully described in its charter, which is available in the “Corporate Governance” section on our website at http://ir.kalvista.com. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management KalVista’s audited financial statements as of and for the year ended April 30, 2020.

The audit committee has discussed with Deloitte & Touche LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, the audit committee discussed with Deloitte & Touche LLP their independence, and received from Deloitte & Touche LLP the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence. Finally, the audit committee discussed with Deloitte & Touche LLP, with and without management present, the scope and results of Deloitte & Touche LLP’s audit of the Company’s financial statements for the year ended April 30, 2020.

Based on these reviews and discussions, the Board approved the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended April 30, 2020 for filing with the SEC. The audit committee also has engaged Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ended April 30, 2021 and is seeking ratification of such selection by the stockholders.

Audit Committee

Edward W. Unkart

Arnold L. Oronsky, Ph.D.

Brian J. G. Pereira, M.D.

CORPORATE GOVERNANCE

Code of Conduct and Ethics

Our board of directors has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer and other executive and senior officers. The full text of our code of conduct and ethics is posted in the “Corporate Governance” section on our website at http://ir.kalvista.com. The reference to our website address in this Proxy Statement does not include or incorporate by reference the information on our website into this Proxy Statement. We intend to disclose future amendments to certain provisions of our code of conduct and ethics, or waivers of these provisions, on our website or in public filings.

Corporate Governance Guidelines

We believe in sound corporate governance practices and have adopted formal Corporate Governance Guidelines to enhance our effectiveness. Our Board adopted these Corporate Governance Guidelines in order to ensure that it has the necessary practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Corporate Governance Guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices our Board follows with respect to Board and committee composition and selection, Board meetings, Chief Executive Officer performance evaluation and succession planning. A copy of our Corporate Governance Guidelines is available in the “Corporate Governance” section on our website at http://ir.kalvista.com.

Independence of the Board of Directors

Under the rules and regulations of Nasdaq, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by such board. Our Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent Nasdaq listing standards, as in effect from time to time.

Consistent with these considerations, our Board has determined that all of our directors, other than Mr. Crockett, qualify as “independent” directors in accordance with Nasdaq listing requirements. Mr. Crockett is not considered independent because he is an employee of KalVista. The Nasdaq independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our Board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

As required under Nasdaq rules and regulations, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. As described more fully below, all of the committees of our Board are comprised entirely of directors determined by our Board to meet the independence standards applicable to those committees prescribed by Nasdaq, the SEC and the Internal Revenue Service.

Leadership Structure of the Board

Our bylaws and Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer and/or the implementation of a lead director in accordance with its determination that utilizing one or the other structure would be in the best interests of the Company. The positions of Chief Executive Officer and Chairman of our Board are held by two different individuals (Mr. Crockett and Dr. Edwards, respectively). This structure allows our Chief Executive Officer to focus on our day-to-day business while our Chairman leads our Board in its fundamental role of providing advice to and independent oversight of the management. Our Board believes such separation is appropriate, as it enhances the accountability of the Chief Executive Officer to the Board and strengthens the independence of the Board from management.

Our Board has concluded that our current leadership structure is appropriate at this time. However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Role of Board in Risk Oversight Process

Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure and our audit committee is responsible for overseeing our accounting and financial reporting processes, our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements, including cybersecurity risks. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines and reviews and reports to the audit committee on any related person transactions. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Board Committees

Audit Committee

Our audit committee oversees our corporate accounting and financial reporting process. Among other matters, the audit committee:

•	Is directly responsible for the appointment of a firm to serve as the independent registered public accounting firm to audit our financial statements;

•	Reviews the independence of the independent registered public accounting firm;

•	Reviews the scope and discusses the results of the audit or review with the independent registered public accounting firm, and reviews with management our interim and year-end financial results;

•	Oversees procedures for prompt internal meeting and review of complaints and submissions received under the Company’s compliance policies;

•	Considers the adequacy of our internal controls;

•	Reviews and approves related party transactions; and

•	Approves fees or, as permitted, pre-approves policies and procedures for the engagement of the independent registered public accounting firm.

The current members of our audit committee are Arnold L. Oronsky, Ph.D., Brian J. G. Pereira, M.D. and Edward W. Unkart. Mr. Unkart serves as the Chairman of the committee. All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our Board has determined that Mr. Unkart is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of Nasdaq. Under the rules of the SEC, members of the audit committee must also meet heightened independence standards. Our Board has determined that each of Drs. Oronsky and Pereira and Mr. Unkart are independent under the applicable rules of Nasdaq and the SEC. Our audit committee has been established in accordance with the rules and regulations of the Exchange Act. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the audit committee charter is available to security holders in the “Corporate Governance” section on the Company’s website at http://ir.kalvista.com.

Compensation Committee

Our compensation committee reviews and recommends or approves policies relating to compensation and benefits of our officers and employees. The compensation committee reviews, and when necessary or appropriate, recommends to our Board corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives and sets the compensation of these officers, based on such evaluations. The compensation committee may take account of recommendations by the Chief Executive Officer with respect to other executive officers’ compensation. The compensation committee approves, or may also recommend to our Board, the issuance of stock options and other awards under our equity plans. In addition, the compensation committee recommends to our Board the compensation of our non-employee directors. The compensation committee will review and evaluate, at least annually, the performance of the compensation committee and its members, including compliance by the compensation committee with its charter. The compensation committee is entitled to delegate any or all of its responsibilities to a subcommittee to the extent consistent with our amended and restated certificate of incorporation, amended and restated bylaws, Section 162(m) of the Internal Revenue Code of 1986, as amended, applicable laws, regulations and Nasdaq rules. The current members of our compensation committee are Albert Cha, M.D., Ph.D. and Martin Edwards, M.D. Dr. Cha serves as the Chairman of the compensation committee. Each of the members of our compensation committee is independent under the applicable Nasdaq rules and regulations and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and an “outside director” as that term is defined in Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended.

Our compensation committee has historically, including for fiscal 2020, retained Radford, part of Aon plc (“Radford”) a nationally recognized compensation consulting firm, to serve as its independent compensation consultant and to conduct market research and analysis on our various executive positions, to assist the committee in developing appropriate incentive plans for our executives on an annual basis, to provide the committee with advice and ongoing recommendations regarding material executive compensation decisions, and to review compensation proposals of management. Radford reports directly to the compensation committee and does not provide any non-compensation related services to the Company. In compliance with the disclosure requirements of the SEC regarding the independence of compensation consultants, Radford addressed each of the six independence factors established by the SEC with the compensation committee. Radford’s responses affirmed the independence of Radford on executive compensation matters. Based on this assessment, the compensation committee determined that the engagement of Radford does not raise any conflicts of interest or similar concerns. In addition, the compensation committee evaluated the independence of its other outside advisors to the compensation committee, including outside legal counsel, considering the same independence factors and concluded their work for the compensation committee does not raise any conflicts of interest.

The compensation committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the compensation committee charter is available to security holders in the “Corporate Governance” section on the Company’s website at http://ir.kalvista.com.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is responsible for making recommendations to our Board regarding candidates for directorships and the size and composition of our Board. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance policies and reporting and making recommendations to our Board concerning governance matters. The current members of our nominating and corporate governance committee are Martin Edwards, M.D. and Arnold L. Oronsky, Ph.D. Dr. Oronsky is the Chairman of the committee. Each of the members of our nominating and corporate governance committee is an independent director under the applicable rules and regulations of Nasdaq relating to nominating and corporate governance committee independence.

Our nominating and corporate governance committee is responsible for reviewing with the Board, on an annual basis, the appropriate characteristics, skills and experience required for the Board as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the nominating and corporate governance committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including the following: diversity of personal and professional background, perspective and experience; personal and professional integrity, ethics and values; experience in corporate management, operations or finance, such as serving as a current or former officer or board member of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly traded company in today’s business environment; experience in the industries in which we compete and with relevant social policy concerns; relevant academic expertise or other proficiency in an area of the Company’s operations; diversity of business and career experience relevant to the success of the Company; and practical and mature business judgment. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

The nominating and corporate governance committee will consider director candidates recommended for nomination by stockholders during such times as the Board is seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). For a stockholder to make any nomination for election to the Board at an annual meeting, the stockholder must provide notice to the Company, which notice must be delivered to the Secretary of the Company at the Company’s principal executive offices not earlier than close of business on the 120th day nor later than close of business on the 90th day prior to the one-year anniversary of the preceding year’s annual meeting; provided, that if the date of the annual meeting is more than 30 days before or after such anniversary date, the stockholder’s notice must be delivered on or before 10 days after the day on which the date of the annual meeting is first disclosed in a public announcement. In addition, should our Board determine to call a special meeting of stockholders for the purpose of electing one or more directors, a stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the applicable notice of meeting by delivering notice to the Secretary of the Company at the Company’s principal executive offices not earlier than close of business on the 120th day nor later than close of business on the 90th day prior to such special meeting, or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

As more fully set forth in Section 1.2 of our bylaws, any such notice described in the foregoing paragraph must include, among other things, (i) with respect to each nominee for election as a director, (A) all information relating to such nominee that would be required to be disclosed in solicitations of proxies for the election of such nominee as a director pursuant to Regulation 14A under the Exchange Act and such nominee’s written consent to serve as a director if elected, and (B) certain information with respect to the relationship, if any, between such stockholder and the proposed nominee and any of their respective affiliates or associates; and (ii) with respect to the stockholder giving the notice, (A) such stockholder’s name and address, (B) certain information with respect to such stockholder’s beneficial ownership of the Company’s securities, (C) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filing required in connection with solicitations of proxies for the election of directors in an election contest pursuant to Section 14(a) of the Exchange Act; and (D) certain representations and certifications. Further updates and supplements to such notice may be required from the proposed nominee and/or such stockholder, in each case, as set forth in our bylaws. We recommend that any stockholder wishing to make a nomination for director review a copy of our bylaws, as amended and restated to date, which is available, without charge, from our Corporate Secretary, at 55 Cambridge Parkway, Suite 901E, Cambridge, Massachusetts 02142.

The nominating and corporate governance committee operates under a written charter. A copy of the nominating and corporate governance committee charter is available to security holders in the “Corporate Governance” section on the Company’s website at http://ir.kalvista.com.

Meetings of the Board of Directors, Board and Committee Member Attendance and Annual Meeting Attendance

Our Board met four times during the last fiscal year and also acted by unanimous written consent. The audit committee met four times and also acted by unanimous written consent; the compensation committee met one time and also acted by unanimous written consent; the nominating and corporate governance committee did not meet but acted by unanimous written consent. During the fiscal year ended April 30, 2020, none of the directors attended fewer than 75% of the aggregate of the total number of meetings held by the Board during his tenure and the total number of meetings held by all committees of the Board on which such director served during his tenure. We encourage all of our directors and nominees for director to attend our annual meeting of stockholders; however, attendance is not mandatory. Six members of our Board, who were serving on the Board, attended the 2019 annual meeting of stockholders.

Stockholder Communications with the Board of Directors

Should stockholders wish to communicate with the Board or any specified individual directors, such correspondence should be sent to the attention of the Corporate Secretary, at 55 Cambridge Parkway, Suite 901E, Cambridge, Massachusetts 02142.

The Corporate Secretary will forward the communication to the Board members.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended April 30, 2020, our compensation committee consisted of Dr. Cha, Mr. Aldrich (until June 27, 2019), and Dr. Edwards (starting from June 26, 2019). None of the members of our compensation committee has at any time been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers on our Board or compensation committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We describe below transactions and series of similar transactions, during our last two fiscal years, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets as of year-end for the last two completed fiscal years; and

•	any of our directors, executive officers or holders of more than 5% of our common stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

Indemnification Agreements and Directors’ and Officers’ Liability Insurance

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify these individuals and, in certain cases, affiliates of such individuals, to the fullest extent permitted by Delaware law against liabilities that may arise by reason of their service to us or at our direction, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also maintain an insurance policy that insures our directors and officers against certain liabilities, including liabilities arising under applicable securities laws.

Policies and Procedures for Transactions with Related Persons

We have adopted a written related person transaction approval policy that has governed the review of related person transactions since the closing of our initial public offering. Pursuant to this policy, if we want to enter into a transaction with a related person or an affiliate of a related person, our Chief Financial Officer will review the proposed transaction to determine, based on applicable Nasdaq and SEC rules, if such transaction qualifies as a related person transaction. If our Chief Financial Officer determines that the proposed transaction is a related person transaction, then the proposed transaction shall be submitted to the audit committee for pre-approval at the next regular or special audit committee meeting; if our Chief Financial Officer, in consultation with our Chief Executive Officer, determines that it is not practicable to wait until the next meeting of the audit committee, then our Chief Financial Officer may submit the proposed transaction to the Chairman of the audit committee. In the event that our Chief Executive Officer or Chief Financial Officer becomes aware of a related person transaction that has not been previously approved or previously ratified under our related person transaction approval policy, the transaction, if ongoing, will be promptly submitted to the audit committee or the Chairman of the audit committee for consideration. If the transaction is already completed, the audit committee or the Chairman of the audit committee shall evaluate the transaction to determine if rescission of the transaction and/or any disciplinary action is appropriate.

DIRECTOR COMPENSATION

Director Compensation Policy

Our Board approves the form and amount of non-employee director compensation and our compensation committee reviews our non-employee director compensation and makes recommendations on the form and amount of non-employee director compensation. As part of its review, our compensation committee considered the information, analysis, and recommendations provided by Radford, its independent compensation consultant, including data regarding compensation paid to non-employee directors by companies in our peer group, as well as publicly available professional compensation surveys, proxy data, and the individual experiences of the committee members when it evaluates the appropriate level and form of compensation for non-employee directors.

We pay our independent directors an annual retainer of $40,000, and additional annual cash compensation of $30,000 to the non-employee Chairman of the Board. In addition, each independent director who serves as the chairman of our audit committee, compensation committee or nominating and corporate governance committee will receive, for his or her service in such capacity, an additional annual retainer of $15,000, $10,000 or $7,500, respectively, and each other independent director who is a member of the audit committee, compensation committee or nominating and corporate governance committee will receive an additional annual retainer of $7,500, $5,000 or $4,000, respectively. We reimburse each non-employee member of our board of directors for reasonable out-of-pocket expenses incurred in connection with attending our board and committee meetings.

In addition, our non-employee directors receive the following equity compensation: (i) each individual appointed as a non-employee director is automatically granted on the date of the appointment an option to purchase 14,000 shares of our common stock, vesting monthly over three years, and (ii) starting from the first anniversary of the date when the director was appointed to the Board, on the date of each annual meeting of stockholders, each non-employee director who is serving on the Board on the date of such annual meeting of stockholders and will continue to serve on the Board following such meeting shall be automatically granted an option to purchase 7,000 shares of the Company’s common stock, vesting monthly over one year. Pursuant to our 2017 Equity Incentive Plan, the aggregate number of shares subject to awards granted to a non-employee director in any calendar year shall not exceed such number of shares with an aggregate grant date value of Seven Hundred Fifty Thousand Dollars ($750,000.00).

Fiscal Year 2020 Director Compensation Table

The following table sets forth information for the year ended April 30, 2020 regarding the compensation awarded to, earned by or paid to our non-employee directors. Mr. Crockett is not included in the table below, as he is an employee and receives no compensation for his service as a director. The compensation received by Mr. Crockett as an employee is shown in the “Executive Compensation—Summary Compensation Table” below.

Name	Fees Earned or Paid in Cash ($)	Option Awards (1) ($)	All Other Compensation ($)	Total ($)
Richard Aldrich*	$19,750	$-	-	$19,750

Albert Cha, M.D., Ph.D.	$50,000	$54,919	-	$104,919

Martin Edwards, M.D.#	$66,978	$204,404	-	$271,382

Arnold L. Oronsky, Ph.D.	$55,000	$54,919	-	$109,919

Brian J. G. Pereira, M.D.	$47,500	$-	-	$47,500

Daniel B. Soland	$40,000	$-	-	$40,000

Edward W. Unkart	$55,000	$54,919	-	$109,919

*	Mr. Aldrich resigned as a member of the Board on June 27, 2019.
#

Dr. Edwards joined our Board on June 26, 2019. Director compensation amounts for fiscal year 2020 were originally denominated in USD and were converted to GBP based on the current rates at the time of payment, from a total sum of $66,978 to 52,709 GBP using a weighted average exchange rate of 0.7870 GBP.

(1)

Amounts shown were the aggregate grant date fair values computed in accordance with FASB ASC Topic 718 and exclude the value of estimated forfeitures. The assumptions used in the valuation of these awards are set forth in Note 7 to our financial statements included in our Annual Report on Form 10-K for the year ended April 30, 2020. As of April 30, 2020, each of our non-employee directors held the following outstanding options awards:

Name	Shares Subject to Outstanding Option Awards
Richard Aldrich	-

Albert Cha, M.D., Ph.D.	32,000

Martin Edwards, M.D.	14,000

Arnold L. Oronsky, Ph.D.	32,000

Brian J. G. Pereira, M.D.	14,000

Daniel B. Soland	14,000

Edward W. Unkart	32,000

EXECUTIVE OFFICERS

The following is biographical information for our current executive officers as of April 30, 2020.

Name	Age	Position(s)
T. Andrew Crockett	45	Chief Executive Officer and Director

Benjamin L. Palleiko	54	Chief Business Officer and Chief Financial Officer

Edward P. Feener, Ph.D.	59	Chief Scientific Officer

Andreas Maetzel, M.D., M.Sc., Ph.D.	56	Senior Vice President, Medical

Christopher M. Yea, Ph.D.	56	Chief Development Officer

Michael D. Smith, Pharm.D.	41	Senior Vice President, Development

Executive Officers

T. Andrew Crockett, M.B.A., has served as a member of our Board and as our Chief Executive Officer since November 2016 and as a director and CEO of our wholly owned subsidiary, KalVista Pharmaceuticals Limited, since inception in 2011. From 2010 until November 2015, Mr. Crockett was the Chief Executive Officer and member of the board of directors of Vantia Ltd., where he served as Vice President of Business Development prior to his promotion. He continues to sit on the board of directors of Vantia Ltd. Mr. Crockett has also held various senior management positions including Vice President of Business Development and Director of Clinical and Regulatory Affairs in biotech and specialty pharmaceutical companies in the United States and United Kingdom. Mr. Crockett received a B.A. from the University of Utah and M.B.A. from The Wharton School, University of Pennsylvania, with a major in finance.

Benjamin L. Palleiko joined as Chief Financial Officer of KalVista Limited in August 2016 and was appointed as our Chief Financial Officer in November 2016. Mr. Palleiko was appointed as our Chief Business Officer in addition to his role as Chief Financial Officer in March 2019. Prior to joining us, Mr. Palleiko was co-Founder and CEO of Cielo Therapeutics, Inc. from 2012 until June 2016. He previously was Senior Vice President and Chief Financial Officer of Ore Pharmaceutical Holdings Inc. and Penwest Pharmaceuticals Co. Earlier in his career Mr. Palleiko was an investment banker with the firms Robertson Stephens and SunTrust Bank. Mr. Palleiko holds a B.A. in Quantitative Economics from Tufts University and an M.B.A. in Finance and M.A. in International Relations from the University of Chicago. He served as a Naval Aviator in the U.S. Navy.

Edward P. Feener, Ph.D., is a scientific co-founder of KalVista and joined as our Chief Scientific Officer in November 2016. Previously, Dr. Feener was an Associate Professor of Medicine at Harvard Medical School and Senior Investigator in the Section on Vascular Cell Biology at Joslin Diabetes Center from July 1989 to October 2016. He has more than 27 years of research experience in vascular biology and diabetic complications. His laboratory identified novel mechanisms of action for the plasma kallikrein system, which are implicated in diabetic macular edema, vascular injury, and angioedema. Dr. Feener received his Ph.D. in Biochemistry from Boston University and completed postdoctoral training at the Joslin Diabetes Center and Harvard Medical School.

Andreas Maetzel, M.D., M.Sc., Ph.D., joined as our Senior Vice President of Medical in March 2017. Dr. Maetzel was most recently Vice President, Global Medical Affairs at BioCryst Pharmaceuticals from August 2014 to February 2017. Prior to that he was Vice President, Clinical Development & Regulatory Affairs at Cornerstone Therapeutics Inc from May 2013 to February 2014. From September 2011 to April 2013, Dr. Maetzel held a clinical development role at BioCryst. He previously held positions in health technology assessment strategy at Amgen and in strategy consulting. He is Visiting Scientist at Charité Hospital Berlin, and maintains an appointment as Adjunct Professor at Institute for Health Policy, Management & Evaluation, University of Toronto. Dr. Maetzel obtained both a Ph.D. and an M.Sc. in Clinical Epidemiology from the University of Toronto and a Dr. Med. at the University of Hannover, Germany.

Christopher M. Yea, Ph.D., served as the Chief Development Officer of KalVista Limited since November 2015 and became our Chief Development Officer as of November 2016. Prior to joining us, he was the Chief Operating Officer at Vantia, Ltd. from its spin-out from Ferring Pharmaceuticals in 2008, until November 2015. Prior to the spin-out of Vantia, Dr. Yea led the Biology group and was responsible for transition of candidates into development at Ferring Pharmaceuticals. Following post-doctoral work he spent several years at Roussel-UCLAF and Hoechst Marion Roussel. Dr. Yea holds a B.Sc. and a Ph.D. in Biochemistry from the University of Bristol, UK.

Michael D. Smith, Pharm.D. served as the Vice President, Clinical Development of KalVista Limited since February 2016 and became our Vice President, Clinical Development as of November 2016, and was promoted to Senior Vice President, Development in May 2019. Prior to joining us, he was the Director, Scientific Affairs at PRA Health Sciences from July 2011 to February 2016. Prior to that, Dr. Smith worked as the Senior Manager, Clinical Development and Regulatory Affairs at ZARS Pharma. Dr. Smith also has served as an Adjunct Assistant Professor at the University of Utah since August 2014. Dr. Smith holds a B.Sc. from Brigham Young University and a Pharm.D. from the University of Utah.

EXECUTIVE COMPENSATION

The following is a discussion and analysis of compensation arrangements of our named executive officers, or “NEOs.” As a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K, we have elected to comply with the scaled disclosure requirements applicable to smaller reporting companies, and this executive compensation disclosure is not intended to meet the “Compensation Discussion and Analysis” disclosure required for larger reporting companies.

We seek to ensure that the total compensation paid to our executive officers is reasonable and competitive. Compensation of our executives is structured around the achievement of individual performance and near-term corporate targets as well as long-term business objectives.

Pursuant to SEC regulations, our NEOs are our Chief Executive Officer, and the two other highest paid executives. Our NEOs for the fiscal year ended April 30, 2020 were as follows:

•	T. Andrew Crockett, Chief Executive Officer;

•	Benjamin L. Palleiko, Chief Business Officer and Chief Financial Officer;

•	Christopher M. Yea, Ph.D., Chief Development Officer.

Executive Summary

We are pleased with our progress during the year ended April 30, 2020 (fiscal year 2020)—a year in which we advanced the formulation work for KVD824, to deliver a twice-daily treatment for prevention of HAE attacks, and continued to treat patients in our Phase 2 clinical trial for KVD900 as an on-demand therapy.

Our key accomplishments for fiscal year 2020 include:

•	Opened an Investigational New Drug Application for KVD900 with the U.S. Food and Drug Administration (FDA), to enable clinical development in the United States.

•	Presented at the International Symposium on Ocular Pharmacology and Therapeutics.

•	Received “fast track” designation for KVD900 from the FDA, supporting our belief in the high level of unmet need in HAE for oral therapy and providing a potentially expedited path to drug approval.

•

Announced results of the Phase 2 trial of KVD001, an intravitreal candidate for treatment of diabetic macular edema (DME). KVD001 did not meet its primary endpoint in the overall study population, but it did demonstrate a protection against vision loss and a pre-specified subgroup analysis showed a clinical benefit on vision. The trial was designed to evaluate patients who were poor responders to previous treatment with anti-VEGF therapy. KVD001 was generally safe and well tolerated with no drug-related serious adverse events. Both KVD001 and future oral DME molecules were subject to an option agreement with Merck, which subsequently expired in February.

•

Selected KVD824 for development as a twice-daily oral prophylactic treatment for HAE. KVD824 is a highly potent and selective plasma kallikrein inhibitor which achieved high exposures and a favorable safety and tolerability profile in a first-in-human study. Additional formulation work on KVD824 is ongoing, and the Company expects to provide this and other data before initiating a Phase 2 clinical trial, which is anticipated to be in the second half of 2020.

Approach to Executive Compensation

We have designed our executive compensation program to reward our executive officers, including our named executive officers, at a level consistent with our overall strategic and financial performance and to provide remuneration sufficient to attract, retain, and motivate them to exert their best efforts in the highly-competitive environment in which we operate. We believe in providing competitive compensation packages consisting of a combination of base salary, an annual cash bonus, and long-term incentive opportunities in the form of equity awards that are earned over a multi-year period. We believe the approach that has been adopted by our compensation committee, with an emphasis on variable cash compensation and equity awards, enables us to attract top talent, motivate successful short-term and long-term performance, satisfy our retention objectives, and align the compensation of our executive officers with our performance and long-term value creation for our stockholders.

Our compensation committee, which is solely comprised of independent members of our board of directors, is primarily responsible for setting the compensation of our named executive officers. Our compensation committee retains, and does not delegate, any of its responsibility to determine our executive officers’ compensation. In carrying out its responsibility to set executive officer compensation for fiscal year 2020, our compensation committee considered input from our Chief Executive Officer and the committee’s independent compensation consultant, Radford, an Aon company. In addition, our compensation committee acts on behalf of the board of directors to oversee the compensation policies and practices applicable to all our employees, including the administration of our equity plans.

For fiscal year 2020, our compensation committee engaged Radford to provide an analysis of executive pay, including both cash and equity compensation. The compensation committee analyzed competitive market data on executive compensation levels and practices. This data is drawn from a select group of peer companies, as well as compensation survey data. Our compensation committee, with the assistance of Radford, developed the group of peer companies to be used a reference for market positions and assessing competitive market compensation practices when making decisions for fiscal year 2020 compensation. Rather than applying a specific formula or targeting a specific percentile, the compensation committee referenced this market data to set a range of compensation as one input into its determination.

Summary Compensation Table

The following table presents summary information regarding the total compensation for services rendered in all capacities that was awarded to and earned by our NEOs during the years ended April 30, 2018, 2019 and 2020, as applicable.

Name and Principal Position	Fiscal Year	Salary	Bonus($)(1)	Stock Awards($)(2)	Option Awards($)(2)		All Other Compensation(3)	Total ($)
T. Andrew Crockett	2020	$556,120	$(1)	$-	$1,163,160	(4)	$11,882	$1,731,162
Chief Executive Officer	2019	$505,000	$353,500	$-	$2,418,444		$11,000	$3,287,944
	2018	$450,000	$675,000	$-	$901,976		$15,300	$2,042,276
Benjamin L. Palleiko	2020	$435,000	$(1)	$-	$581,580	(5)	$11,900	$1,028,480
Chief Business Officer and Chief Financial Officer	2019	$366,000	$192,150	$527,794	$994,555		$11,000	$2,091,499
	2018	$340,000	$307,000	$-	$163,031		$10,800	$820,831
Christopher M. Yea	2020	$420,000	$(1)	$-	$480,773	(6)	$25,271	$926,044
Chief Development Officer	2019	$341,093	$174,596	$-	$891,350		$20,466	$1,427,505
	2018	$334,567	$306,266	$-	$163,031		$20,074	$823,938

(1)

The amount reported in the Bonus column represents the annual cash discretionary bonuses earned by our NEOs pursuant to the achievement of certain Company and individual performance objectives. For fiscal year 2020, the bonus amounts are not calculable through the latest practical date prior to filing of this Proxy Statement and the bonus amounts are currently expected to be determined in fiscal year 2021, and will be disclosed in a later Form 8-K filing. Please see “—Annual Performance-Based Cash Incentives” below for additional information regarding the fiscal year 2020 bonus amounts. For fiscal year 2019, these amounts were paid to the NEOs in May 2019. For fiscal year 2018, a portion of these amounts were paid to the NEOs in October 2017 and a portion was paid in June 2018.

(2)

The amounts reported in the Stock Awards and Option Awards columns represent the grant date fair value of the performance stock units (“PSUs”), performance stock options (“PSOs”) and time-based stock options granted to our NEOs during fiscal years 2020, 2019 and 2018, as applicable, as computed in accordance with ASC 718. The assumptions used in the valuation of these awards are set forth in Note 7 to our consolidated financial statements included in our annual report on Form 10-K for the year ended April 30, 2020. The amounts reported in this column exclude the impact of estimated forfeitures related to service-based vesting conditions. Note that the amounts reported in this column reflect the accounting cost for these PSUs and stock options, and do not correspond to the actual economic value that may be received by the NEOs from the PSUs and stock options. The amounts in the Stock Awards column assumes that the required performance goals will be achieved for the maximum possible payout of the PSUs.

(3)	“Other Compensation” consists of Company contributions to the 401(k) Plan or local retirement plan for Dr. Yea.

(4)

This amount assumes that the PSOs granted to Mr. Crockett in fiscal year 2020 were not probable of being achieved as of the grant date (as determined under ASC 718), and does not include the grant date fair value of those PSOs. As noted in note (2) above, the amounts reported in this column reflect the accounting cost for these PSOs, and do not correspond to the actual economic value that may be received by the NEO from the PSOs. Assuming that the highest level of performance of such PSOs is achieved, the grant date fair value of these PSOs would be $1,421,640 and the total value of all option awards granted to Mr. Crockett in fiscal year 2020 would increase to $2,584,800. Additional detail about these PSOs is included in the “Outstanding Equity Awards at 2020 Fiscal Year-End Table” below.

(5)

This amount assumes that the PSOs granted to Mr. Palleiko in fiscal year 2020 were not probable of being achieved as of the grant date (as determined under ASC 718), and does not include the grant date fair value of those PSOs. As noted in note (2) above, the amounts reported in this column reflect the accounting cost for these PSOs, and do not correspond to the actual economic value that may be received by the NEO from the PSOs. Assuming that the highest level of performance of such PSOs is achieved, the grant date fair value of these PSOs would be $710,820 and the total value of all option awards granted to Mr. Palleiko in fiscal year 2020 would increase to $1,292,400. Additional detail about these PSOs is included in the “Outstanding Equity Awards at 2020 Fiscal Year-End Table” below.

(6)

This amount assumes that the PSOs granted to Dr. Yea in fiscal year 2020 were not probable of being achieved as of the grant date (as determined under ASC 718), and does not include the grant date fair value of those PSOs. As noted in note (2) above, the amounts reported in this column reflect the accounting cost for these PSOs, and do not correspond to the actual economic value that may be received by the NEO from the PSOs. Assuming that the highest level of performance of such PSOs is achieved, the grant date fair value of these PSOs would be $587,611 and the total value of all option awards granted to Dr. Yea in fiscal year 2020 would increase to $1,068,384. Additional detail about these PSOs is included in the “Outstanding Equity Awards at 2020 Fiscal Year-End Table” below.

Salary

Base salaries serve to provide fixed cash compensation to our executive officers for performing their ongoing responsibilities. Base salaries for our executive officers are approved upon joining us by the compensation committee, and then reviewed and adjusted, as appropriate, by the compensation committee on an annual basis, in consultation with Radford and based on consideration of the factors discussed above.

In May 2019, the compensation committee approved increased base salaries for fiscal year 2020. Accordingly, as of April 30, 2020, the base salaries of our named executive officers were as follows: Mr. Crockett, $556,120, Mr. Palleiko, $435,000 and Dr. Yea, $420,000.

In June 2020, the compensation committee discussed and determined that, in light of the COVID-19 pandemic and its impact on our current business and the overall market, the compensation committee would postpone its evaluation of cash bonus payments for the named executive officers for fiscal year 2020 and the base salaries of the named executive officers for fiscal year 2021 until later in fiscal year 2021.

Annual Performance-Based Cash Incentives

Each of our named executive officers is eligible to receive an annual discretionary cash bonus. The target annual bonus opportunity of each of the named executive officers is equal to a percentage of his base salary. The performance objectives for our executive officers do not have specific financial or corporate targets associated with them, and our compensation committee has discretion to determine the bonus amounts for each fiscal year based on its assessment of company and individual performance. This discretionary approach allows for flexibility and innovation in the rapidly evolving market, which aligns with the key elements of our compensation philosophy.

As discussed above, the compensation committee has postponed its evaluation of cash bonus payments for the named executive officers for fiscal year 2020 until later in fiscal year 2021.

Equity Awards

A significant portion of executive pay is delivered as long-term incentives, or equity awards, which are designed to align executive officers’ interests with stockholder interests, promote retention through the reward of long-term company performance, incentivize high performance and encourage ownership in our company. Each of our named executive officers currently holds outstanding equity awards, as set forth in the “—Outstanding Equity Awards at 2020 Fiscal Year-End” table below.

We have historically used equity awards in the form of stock options, vesting over time, performance-based stock options (“PSOs”) and performance-based restricted stock units (“PSUs”), with the vesting of the PSOs and PSUs subject to both a time-based requirement and a performance achievement requirement, to further incentivize our executives to drive long-term growth and promote alignment of our stockholders’ interests with the financial interests of our executives. Our PSOs and PSUs are subject to the achievement of various corporate goals, including certain product and research and development metrics.

The compensation committee determines the size of equity grants by considering the executive officer’s position and market data of our peer group companies as provided by Radford. The compensation committee has the discretion to give relative weight to each of these factors as it sets the size of the equity grant to appropriately create an opportunity for reward based on increasing stockholder value.

Outstanding Equity Awards at 2020 Fiscal Year-End Table

The following table sets forth specified information concerning outstanding equity awards for each of the NEOs as of April 30, 2020.

			Option Awards					Stock Awards
Name	Grant Date (1)		Number of Securities Underlying Unexercised Options (#) Exercisable (2)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($) (3)
T. Andrew Crockett	5/25/2017		136,354	50,646	-	7.07	5/24/2027	-	-
	6/4/2018		59,950	70,850	-	8.21	6/3/2028	-	-
	9/18/2018		59,375	90,625	-	16.08	9/17/2028	-	-
	5/15/2019		15,468	52,032	-	24.23	5/14/2029	-	-
	5/15/2019	(4)	-	-	75,000	24.23	(5)	-	-
	5/15/2019	(4)	-	-	7,500	24.23	(5)	-	-
Benjamin L. Palleiko	11/22/2016	(6)	43,241	4,113	-	8.39	11/21/2026	-	-
	12/29/2016	(6)	54,554	5,057	-	6.74	12/28/2026	-	-
	5/25/2017		24,645	9,155	-	7.07	5/24/2027	-	-
	6/4/2018		32,862	38,838	-	8.21	6/3/2028	-	-
	9/18/2018		20,820	31,780	-	16.08	9/17/2028	-	-
	5/15/2019		7,734	26,016	-	24.23	5/14/2029	-	-
	5/15/2019	(4)	-	-	37,500	24.23	(5)	-	-
	5/15/2019	(4)	-	-	3,750	24.23	(5)	-	-
	6/27/2018	(7)	-	-	-	-	-	32,500	354,575
Christopher M. Yea	3/31/2016	(8)	87,390	-	-	0.0043	3/30/2026	-	-
	5/25/2017		24,645	9,155	-	7.07	5/24/2027	-	-
	6/4/2018		24,520	28,980	-	8.21	6/3/2028	-	-
	9/18/2018		20,820	31,780	-	16.08	9/17/2028	-	-
	5/15/2019		6,393	21,507	-	24.23	5/14/2029	-	-
	5/15/2019	(4)	-	-	31,000	24.23	(5)	-	-
	5/15/2019	(4)	-	-	3,100	24.23	(5)	-	-

(1)

The awards granted on November 22, 2016, November 28, 2016 and December 29, 2016 were granted pursuant to our 2015 Incentive Plan and the awards granted on or after March 23, 2017 were granted pursuant to our 2017 Equity Incentive Plan (and for Dr. Yea, also pursuant to the UK Sub-Plan to the 2017 Equity Incentive Plan).

(2)	Unless otherwise noted in these footnotes, all stock options vest monthly over a four-year period following the grant date, subject to continued service to us through each vesting date.
(3)	Value based on $10.91 per share, the closing price of our common stock on April 30, 2020, the last trading day of fiscal year 2020.
(4)

The Company granted two separate PSOs to the executives on May 15, 2019. Each of these PSOs vest pursuant to distinct performance criteria determined by our compensation committee on the date of grant, and are also subject to continued employment.

(5)

The expiration date is the earlier to occur: (a) the date that the compensation committee determines that the applicable performance metric has not been satisfied and (b) the tenth anniversary of the date of grant. The option expires earlier if the optionee’s service terminates earlier.

(6)	This option vests 25% on August 26, 2017 and 1/48 of the total shares monthly thereafter, subject to continued service to us through each vesting date.
(7)

The value of the unvested PSUs is based on a price of $10.91 per share, which was the closing price per share of our common stock as reported by The Nasdaq Global Market on April 30, 2020, and assuming the PSU awards’ performance conditions are achieved at 100% of target. The unvested PSUs are subject to the achievement of a performance metric during the period of July 1, 2018 through June 30, 2022. The PSUs do not have staggered levels of achievement. The PSUs will vest upon the certification of achievement of the performance metrics, subject to the continued service of the applicable executive.

(8)	This stock option is fully vested.

Employment Arrangements with our Named Executive Officers

We, or if applicable, our subsidiary KalVista Pharmaceuticals Limited, have entered into executive employment agreements, amended from time to time, with each of our NEOs, which were most recently amended in June 2019. Each of these agreements provides for base salary, subject to periodic review. Under the employment agreement, the executive is also eligible to earn a bonus based on criteria and terms and conditions as may be established by our Board or our compensation committee in its discretion, as applicable. Under the employment agreement, the executive is also eligible to receive certain payments and benefits upon a qualifying termination of employment. See “—Potential Payments Upon Termination or Change of Control” below for additional information.

Retirement Benefits

We do not maintain any qualified or non-qualified defined benefit plans or supplemental executive retirement plans that cover our NEOs. For US employees, our 401(k) plan permits eligible employees to defer their annual eligible compensation subject to certain limitations imposed by the Internal Revenue Service. We match up to 4% of employee contributions to our 401(k) plan. Our UK employees participate in the UK national pension scheme, which requires us to make contributions of a fixed percentage of employee compensation.

Potential Payments Upon Termination or Change in Control

Each of our NEOs is party to an individual agreement that provides for certain severance benefits as described below:

Mr. Crockett - Termination of Employment Apart from a Change in Control and in Connection with a Change in Control. Pursuant to the terms of Mr. Crockett’s employment agreement, if his employment is terminated either by us without “cause” or by Mr. Crockett for “good reason” (as such terms are defined in Mr. Crockett’s employment agreement), Mr. Crockett will be entitled to (1) a lump sum payment equal to 15 months of his base salary and (2) reimbursement for continuation coverage under COBRA for 15 months. If within two years immediately following the consummation of a “change in control” (as such term is defined in Mr. Crockett’s employment agreement), Mr. Crockett’s employment is terminated either by us without “cause” or by Mr. Crockett for “good reason” (as such terms are defined in Mr. Crockett’s employment agreement), Mr. Crockett will be entitled to (1) a lump sum cash payment equal to 21 months of his base salary, (2) a lump sum payment equal to his full target bonus for the fiscal year in which such termination of employment occurs, (3) reimbursement for continuation coverage under COBRA for 21 months (with months 19-21 consisting of a taxable lump sum cash bonus) and (4) full vesting and exercisability (to the extent applicable) of all outstanding unvested equity-based awards (with performance metrics applicable to PSOs deemed achieved in full).

Mr. Palleiko - Termination of Employment Apart from a Change in Control and in Connection with a Change in Control. Pursuant to the terms of Mr. Palleiko’s employment agreement, if Mr. Palleiko’s employment is terminated either by us without “cause” or by him for “good reason” (as such terms are defined in Mr. Palleiko’s employment agreement), Mr. Palleiko will be entitled to (1) a lump sum payment equal to 12 months of his base salary and (2) reimbursement for continuation coverage under COBRA for 12 months. If within two years immediately following the consummation of a “change in control” (as such term is defined in Mr. Palleiko’s employment agreement), Mr. Palleiko’s employment is terminated either by us without “cause” or by Mr. Palleiko for “good reason” (as such terms are defined in Mr. Palleiko’s employment agreement), Mr. Palleiko will be entitled to (1) a lump sum cash payment equal to 15 months of his base salary, (2) a lump sum payment equal to his full target bonus for the fiscal year in which such termination of employment occurs, (3) reimbursement for continuation coverage under COBRA for 15 months and (4) full vesting and exercisability (to the extent applicable) of all outstanding unvested equity-based awards (with performance metrics applicable to PSOs deemed achieved in full).

Dr. Yea - Termination of Employment Apart from a Change in Control and in Connection with a Change in Control. Pursuant to the terms of Dr. Yea’s employment agreement and his related equity letter agreement, if Dr. Yea’s employment is terminated by us other than for certain “cause-type” reasons, including, but not limited to, any act that would warrant summary termination under local common law, Dr. Yea will be entitled to (1) a lump sum payment equal to 12 months of his base salary and (2) continuation of medical and life insurance and pension contributions for 12 months. If within two years immediately following the consummation of a “change in control” (as such term is defined in Dr. Yea’s employment agreement), Dr. Yea’s employment is terminated by us other than for certain “cause-type” reasons, including, but not limited to, any act that would warrant summary termination under local common law, Dr. Yea will be entitled to (1) a lump sum cash payment equal to 12 months of his base salary, (2) a lump sum payment equal to his full target bonus for the fiscal year in which such termination of employment occurs, (3) continuation of medical and life insurance and pension contributions for 12 months and (4) full vesting and exercisability (to the extent applicable) of all outstanding unvested equity-based awards (with performance metrics applicable to PSOs deemed achieved in full). Cash severance payable to Dr. Yea’s will be subject to reduction for payments made by the Company in lieu of providing notice for termination of employment.

Mr. Crockett, Mr. Palleiko and Dr. Yea - Severance Subject to Release of Claims and Restrictive Covenants. Our obligation to provide our Chief Executive Officer and Chief Financial Officer with any severance payments or other benefits under their respective employment agreement is conditioned on the executive signing and not revoking a separation agreement and effective release of claims in our favor. Mr. Crockett and Mr. Palleiko also entered into an Employee Confidentiality, Invention Assignment and Non-Compete Agreement, and the equivalent terms were included in Dr. Yea’s service contract, which prohibits each of them from competing with us and soliciting our employees or other third parties that have a relationship with us for one year, or six months, in the case of Dr. Yea, following their termination of employment for any reason.

Rule 10b5-1 Sales Plans

Certain of our directors and executive officers have adopted written plans, known as Rule 10b5-1 plans, in which they have contracted with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from them. The director or executive officer may amend or terminate the plan in specified circumstances.

Say-on-Pay Vote and Say-on-Pay Frequency Vote

As we are no longer considered an “emerging growth company” as defined under the JOBS Act, we will be holding our first non-binding stockholder advisory vote on the compensation of our named executive officers (a “Say-on-Pay” vote) at the Annual Meeting. In addition, we will be holding a non-binding stockholder advisory vote enabling our stockholders to indicate how frequently they believe we should seek a “Say-on-Pay” vote in the future (a “Say-on-Pay Frequency” vote). We value the opinions of our stockholders and the compensation committee and the board of directors will consider the outcome of future stockholder advisory votes, including the vote which will take place at the Annual Meeting, when we make compensation decisions for the named executive officers. For additional information about the Say-on-Pay vote and the Say-on-Pay Frequency vote, see “Proposal No. 3 and Proposal No. 4, respectively, included in this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information as to the beneficial ownership of our common stock as of July 31, 2020 for:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

•	each NEO as set forth in the summary compensation table above;

•	each of our directors; and

•	all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting and/or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table below have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of July 31, 2020 are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Percentage ownership of our common stock in the table is based on 17,880,414 shares of our common stock issued and outstanding on July 31, 2020. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o KalVista Pharmaceuticals, Inc., 55 Cambridge Parkway, Suite 901E, Cambridge, Massachusetts 02142.

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner	Common Stock	Securities Exercisable Within 60 Days	Number of Shares Beneficially Owned	Percent
Named Executive Officers and Directors:
T. Andrew Crockett (1)	238,220	326,908	565,128	3.1%
Benjamin L. Palleiko (2)	32,500	213,012	245,512	1.4%
Christopher M. Yea, Ph.D. (3)	82,869	181,249	264,118	1.5%
Albert Cha, M.D., Ph.D. (4)	1,476,796	31,416	1,508,212	8.4%
Martin Edwards, M.D. (5)	-	5,833	5,833	* %
Arnold Oronsky, Ph.D. (6)	388,766	31,416	420,182	2.3%
Brian J. G. Pereira, M.D. (7)	-	7,388	7,388	* %
Daniel B. Soland (8)	10,000	6,611	16,611	* %
Edward W. Unkart (9)	-	31,416	31,416	* %
All 12 directors and executive officers as a group (10)	2,325,785	1,080,965	3,406,750	18.0%
5% Stockholders:
FMR LLC (11)	1,790,791	-	1,790,791	10.0%
Entities affiliated with SV Life Sciences (12)	1,719,576	-	1,719,576	9.6%
Eventide Asset Management, LLC (13)	1,680,000	-	1,680,000	9.4%
Entities affiliated with Vivo Capital (14)	1,476,796	-	1,476,796	8.3%
Merck & Co, Inc. (15)	1,070,589	-	1,070,589	6.0%
Entities affiliated with Venrock (16)	986,173	-	986,173	5.5%
Entities affiliated with Ikarian Capital (17)	946,605	-	946,605	5.3%
Longwood Fund II, L.P. (18)	934,484	-	934,484	5.2%
*	Represents beneficial ownership of less than 1% of our outstanding shares of common stock.

(1)

T. Andrew Crockett. Consists of (i) 238,220 shares of our common stock held by Mr. Crockett; and (ii) 326,908 shares of our common stock issuable to Mr. Crockett upon exercise of stock options within 60 days of July 31, 2020.

(2)

Benjamin L. Palleiko. Consists of (i) 32,500 shares of our common stock held by Mr. Palleiko; and (ii) 213,012 shares of our common stock issuable to Mr. Palleiko upon exercise of stock options within 60 days of July 31, 2020.

(3)

Christopher M. Yea. Consists of (i) 82,869 shares of our common stock held by Dr. Yea; and (ii) 181,249 shares of our common stock issuable to Dr. Yea upon exercise of stock options within 60 days of July 31, 2020.

(4)

Albert Cha. Consists of (i) common stock referenced in footnote (14) below; and (ii) 31,416 shares of our common stock issuable to Dr. Cha upon exercise of stock options exercisable within 60 days of July 31, 2020. For the common stock referenced in footnote (14) below, Dr. Cha is a voting member of each of Vivo Ventures VI, LLC, Vivo Opportunity, LLC and Vivo Capital IX, LLC, but he does not have individual voting or investment power with respect to these shares and disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest in the shares.

(5)	Martin Edwards. Consists of 5,833 shares of our common stock issuable to Dr. Edwards upon exercise of stock options within 60 days of July 31, 2020.

(6)

Arnold Oronsky. Consists of (i) 31,416 shares of our common stock issuable to Dr. Oronsky upon exercise of stock options exercisable within 60 days of July 31, 2020; and (ii) 388,766 shares of common stock held by InterWest Partners IX, L.P. a California limited partnership (“InterWest”), whose general partner is InterWest Management Partners IX, LLC, a California limited liability company. Dr. Oronsky, one of the Company’s directors, currently serves as a Managing Director of InterWest. Each managing director and venture member of InterWest Management Partners IX, LLC shares voting and investment power with respect to the securities held by InterWest and disclaims beneficial ownership of such shares except to the extent of his or her pecuniary interest therein. The address for InterWest Partners IX, L.P. is 467 First Street, Suite 201, Los Altos, CA 94022.

(7)	Brian J. G. Pereira. Consists of 7,388 shares of our common stock issuable to Dr. Pereira upon exercise of stock options within 60 days of July 31, 2020.

(8)

Daniel B. Soland. Consists of (i) 10,000 shares of our common stock held by Mr. Soland; and (ii) 6,611 shares of our common stock issuable to Mr. Soland upon exercise of stock options within 60 days of July 31, 2020.

(9)	Edward W. Unkart. Consists of 31,416 shares of our common stock issuable to Mr. Unkart upon exercise of stock options within 60 days of July 31, 2020.

(10)

Officers & Directors as a Group. Consists of (i) 2,325,785 shares of our common stock held by our executive officers and directors directly and indirectly; and (ii) 1,080,965 shares of our common stock issuable to them upon exercise of stock options exercisable within 60 days of July 31, 2020.

(11)

FMR LLC. Based on the Schedule 13G/A filed on April 10, 2020, of the shares common stock beneficially owned, FMR LLC reported that it has sole dispositive power with respect to all of the shares and sole voting power with respect to 806,930 shares. Abigail P. Johnson is Director, Chairman and Chief Executive Officer of FMR LLC, and a member of the Johnson family, who through their ownership of voting common shares and the execution of a shareholders’ voting agreement with respect to FMR LLC, may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company LLC (“FMR Co. LLC”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co. LLC carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. FMR LLC listed its address as 245 Summer Street, Boston, Massachusetts 02210.

(12)

SV Life Sciences. Based on the Schedule 13D/A filed on April 3, 2019 and the Form 4 filed on April 10, 2019, consists of (i) 1,672,105 shares of our common stock owned directly by SV Life Sciences Fund IV LP, a Delaware limited partnership (“SVLS IV LP”); and (ii) 47,471 shares of our common stock owned directly by SV Life Sciences Fund IV Strategic Partners, L.P., a Delaware limited partnership (“Strategic Partners,” and together with SVLS IV LP, the “Funds”). SVLS IV LP and Strategic Partners may be deemed to beneficially own the shares held by each other Fund because of certain contractual relationships among the Funds and their affiliates. The Funds disclaim beneficial ownership of shares held by any other Fund except to the extent of any pecuniary interest therein. SV Life Sciences Fund IV (GP), L.P., a Delaware limited partnership (“SVLS IV GP”) and the general partner of the Funds, may be deemed to share voting and dispositive power over the shares held by SVLS IV LP and Strategic Partners. SVLS IV GP disclaims beneficial ownership of shares held by the Funds except to the extent of any pecuniary interest therein. SVLSF IV, LLC, a Delaware limited liability company and the general partner of SVLS IV GP, may be deemed to share voting and dispositive power over the shares held by the Funds. SVLSF IV, LLC disclaims beneficial ownership of shares held by the Funds except to the extent of any pecuniary interest therein. The address for the SV Life Sciences entities is One Boston Place, Suite 3900, Boston, MA 02108.

(13)

Eventide Asset Management, LLC. Based on the Schedule 13G/A filed on February 4, 2020, Eventide Asset Management, LLC, a Delaware limited liability company is located at One International Place, Suite 4210, Boston, MA 02110 and is the beneficial owner of the reported securities, as of December 31, 2019, by virtue of being the investment adviser to registered investment companies. All 1,680,000 common shares are held by the Eventide Healthcare & Life Sciences Fund.

(14)

Vivo Capital. Based on Schedule 13G/A filed on February 13, 2020, consists of (i) 329,737 shares of common stock held by Vivo Ventures Fund VI, L.P. and Vivo Ventures VI Affiliates Fund, L.P.; (ii) 1,022,493 shares of common stock held by Vivo Opportunity Fund, L.P.; and (iii) 124,566 shares of common stock held by Vivo Capital Fund IX, L.P. Vivo Ventures VI, LLC is the general partner of both Vivo Ventures Fund VI, L.P. and Vivo Ventures VI Affiliates Fund, L.P. The voting members of Vivo Ventures VI, LLC are Frank Kung, Edgar Engleman and Albert Cha, none of whom has individual voting or investment power with respect to these shares and each of whom disclaims beneficial ownership of such shares. Vivo Opportunity, LLC is the general partner of Vivo Opportunity Fund, L.P. The voting members of Vivo Opportunity, LLC are Albert Cha, Gaurav Aggarwal, Shan Fu, Frank Kung and Michael Chang, none of whom has individual voting or investment power with respect to these shares and each of whom disclaims beneficial ownership of such shares. Vivo Capital IX, LLC is the general partner of Vivo Capital Fund IX, L.P. The voting members of Vivo Capital IX, LLC are Frank Kung, Edgar Engleman, Albert Cha and Shan Fu, none of whom has individual voting or investment power with respect to these shares and each of whom disclaims beneficial ownership of such shares. The principal address for each of these entities and individuals is 192 Lytton Avenue, Palo Alto, CA 94301. As described in footnote (4) above, Dr. Cha, one of the voting members of each of Vivo Ventures VI, LLC, Vivo Opportunity, LLC and Vivo Capital IX, LLC, is a director of the Company.

(15)

Merck & Co., Inc. Based on the Schedule 13G filed on October 16, 2017, the reported securities are owned directly by Merck Sharp & Dohme Corp., which is a wholly owned subsidiary of Merck & Co., Inc. (“Merck”). Merck is an indirect beneficial owner of the reported securities. The address of Merck is 2000 Galloping Hill Road, Kenilworth, NJ 07033. The address of Merck Sharp & Dohme Corp. is One Merck Drive, Whitehouse Station, NJ 08889.

(16)

Venrock. Based on the Schedule 13G/A filed on February 14, 2020, consists of (i) 260,646 shares of our common stock held by Venrock Healthcare Capital Partners II, L.P.; (ii) 105,622 shares of our common stock held by VHCP Co-Investment Holdings II, LLC; (iii) 563,594 shares of our common stock held by Venrock Healthcare Capital Partners III, L.P.; and (iv) 56,311 shares of our common stock held by VHVP

Co-Investment Holdings III, LLC. VHCP Management II, LLC is the general partner of Venrock Healthcare Capital Partners II, L.P. and the manager of VHCP Co-Investment Holdings II, LLC. VHCP Management III, LLC is the general partner of Venrock Healthcare Capital Partners III, L.P. and the manager of VHCP Co-Investment Holdings III, LLC. Messrs. Nimish Shah and Bong Koh are the voting members of VHCP Management II, LLC and VHCP Management III, LLC. The address for the Venrock entities is 7 Bryant Park, 23rd Floor, New York, NY 10018.

(17)

Ikarian Capital. Based on the Schedule 13G filed on March 23, 2020, of the reported securities, Ikarian Capital, LLC (“Ikarian Capital”) has shared voting power and dispositive power with respect to 946,605 shares; Ikarian Healthcare Master Fund, L.P. (the “Ikarian Fund”) has shared voting and dispositive power with respect to 720,938 shares; Ikarian Healthcare Fund GP, L.P. (“Ikarian GP”) has shared voting and dispositive power with respect to 720,938 shares; Chart Westcott has shared voting power and dispositive power with respect to 946,605 shares; and Neil Shahrestani has shared voting power and dispositive power with respect to 946,605 shares. Ikarian Capital is the investment manager of, and may be deemed to indirectly beneficially own securities owned by, the Ikarian Fund. Ikarian GP is the general partner of, and may be deemed to indirectly beneficially own securities owned by, the Ikarian Fund. Ikarian Capital is also the general partner of, and may be deemed to indirectly beneficially own, securities beneficially owned by Ikarian GP. Ikarian Capital is a sub-advisor for certain separate managed accounts (collectively, the “Managed Accounts”) and may be deemed to indirectly beneficially own securities owned by the Managed Accounts. Ikarian Capital is ultimately owned and controlled by Chart Westcott Living Trust, of which Mr. Westcott serves as the sole trustee (the “Trust”), and Mr. Shahrestani. Accordingly, each of Mr. Westcott, as sole trustee of the Trust, and Mr. Shahrestani may be deemed to indirectly beneficially own securities beneficially owned by, Ikarian Capital. The Ikarian Fund and the Managed Accounts are the record and direct beneficial owners of the securities covered by this statement. The Ikarian Fund disclaims beneficial ownership of the shares held by the Managed Accounts. The address for Ikarian Capital entities is c/o Ikarian Capital, LLC, 100 Crescent Court, Suite 1620, Dallas, Texas 75201.

(18)

Longwood Fund II, L.P. Based on the Schedule 13D filed on October 20, 2017, the reported securities are beneficially owned by Longwood Fund II, L.P., a Delaware limited partnership (“Longwood II”). Longwood Fund II GP, LLC, a Delaware limited liability company (“Longwood II GP”), is the general partner of Longwood II and may be deemed to indirectly beneficially own the securities owned by Longwood II. Richard Aldrich, one of our former directors, and Christoph Westphal, M.D., Ph.D. are the managers (and are members) of Longwood II GP and may be deemed to share voting and investment power with respect to the securities owned by Longwood II. The address for Longwood Fund II L.P. is Prudential Tower, 800 Boylston Street, Suite 1555, Boston, MA 02199.

ADDITIONAL INFORMATION

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are KalVista stockholders may be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker, (2) direct your written request to: 55 Cambridge Parkway, Suite 901E, Cambridge, Massachusetts 02142 or (3) contact our Investor Relations manager by telephone at 857-999-0075. Stockholders who currently receive multiple copies of this Proxy Statement at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Annual Report on Form 10-K, Proxy Statement, or Proxy Card to a stockholder at a shared address to which a single copy of the documents was delivered.

Other Matters

As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the Annual Meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in the discretion of the proxy holder.

We have filed our Annual Report on Form 10-K for the fiscal year ended April 30, 2020 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by a KalVista stockholder, we will mail to the stockholder without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibits. All requests should be directed to the Corporate Secretary, 55 Cambridge Parkway, Suite 901E, Cambridge, Massachusetts 02142.

By Order of the Board of Directors

/s/ T. Andrew Crockett
T. Andrew Crockett Chief Executive Officer

August 25, 2020

ANNUAL MEETING OF STOCKHOLDERS OF KALVISTA PHARMACEUTICALS, INC. October 1, 2020 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. Notice Regarding Availability of Proxy Materials for the Annual Meeting: The Notice of Meeting, proxy statement and proxy card are available at www.kalvista.com Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20230304000000000000 6 100120 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE CLASS II DIRECTORS NAMED IN PROPOSAL 1, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3 AND “ONE YEAR” FOR PROPOSAL 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1. The election of two Class II directors to hold office until the earliest of our 2023 annual meeting of stockholders and such individual’s death, resignation or removal and the election and qualification of his successor. FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) NOMINEES: Daniel B. Soland Edward W. Unkart INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 2. The ratification of the selection, by the audit committee of our board, of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending April 30, 2021. FOR AGAINST ABSTAIN 3. Approval, on a non-binding advisory basis, of the compensation paid by us to our named executive officers as disclosed in the Proxy Statement. FOR AGAINST ABSTAIN 4. Selection, on a non-binding advisory basis, of the frequency of future non-binding advisory votes on the compensation paid by us to our named executive officers. 1 YEAR 2 YEARS 3 YEARS ABSTAIN In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR each of the directors named in Proposal 1, FOR Proposal 2, FOR Proposal 3, and ONE YEAR for Proposal 4. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

KALVISTA PHARMACEUTICALS, INC. Proxy for Annual Meeting of Stockholders on October 1, 2020 Solicited on Behalf of the Board of Directors The undersigned hereby appoints T. Andrew Crockett, the Company’s Chief Executive Officer, and Benjamin L. Palleiko, the Company’s Chief Business Officer and Chief Financial Officer, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of KalVista Pharmaceuticals, Inc., to be held at 9:30 a.m. local time on October 1, 2020 at 55 Cambridge Parkway, Suite 901E, Cambridge, Massachusetts 02142, and at any adjournments or postponements thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. (Continued and to be signed on the reverse side.) 1.1 14475